UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2015 (December 7, 2015)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

Credit Agreement Amendment
On December 7, 2015, the Company, GCO Canada Inc., Genesco (UK) Limited, certain Other Domestic Borrowers party thereto (collectively, the "Borrowers") entered into a First Amendment to Third Amended and Restated Credit Agreement (the "First Amendment") amending the Third Amended and Restated Credit Agreement dated as of January 31, 2014 (as amended and modified from time to time, the "Credit Agreement") by and among the Borrowers, Lenders party thereto and Bank of America N.A., Agent. The First Amendment modifies the Credit Agreement to, among other things, increase the Canadian Total Commitments (as such term is defined in the Credit Agreement) from $25,000,000 to $70,000,000 and permit, under certain circumstances, borrowings in excess of the Canadian Borrowing Base (as such term is defined in the Credit Agreement). The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information under Item 1.01 above is incorporated by reference hereunder.

ITEM 7.01. REGULATION F-D DISCLOSURE.

On December 7, 2015, effective as of December 6, 2015, GCO Canada Inc., a wholly-owned subsidiary of Genesco Inc., completed the acquisition of the 37-store Little Burgundy retail footwear chain in Canada.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1
First Amendment to Third Amended and Restated Credit Agreement, dated as of December 4, 2015, by and among Genesco Inc., certain subsidiaries of Genesco Inc. party thereto, as Other Domestic Borrowers, GCO Canada Inc., Genesco (UK) Limited, the lenders party thereto and Bank of America, N.A., as Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: December 7, 2015	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit

10.1
First Amendment to Third Amended and Restated Credit Agreement, dated as of December 4, 2015, by and among Genesco Inc., certain subsidiaries of Genesco Inc. party thereto, as Other Domestic Borrowers, GCO Canada Inc., Genesco (UK) Limited, the lenders party thereto and Bank of America, N.A., as Agent